EXHIBIT 10.3

                   CONTRACT MANUFACTURING & LEASING AGREEMENT



Among us, American Telecom Industries ATEL S.A., a corporation organized and existing according to the laws of the Republic of Costa Rica, domicile in San Jose, Costa Rica, in this act represented by its Authorized and General Manager, Mr. Carlos H. Mendoza, married, licentiate in businesses administration, neighboring of Miami, Florida, United States of North America (on and for effects of this contract referred like the ATEL),



BY  A  PART



and SELECTRON, SA., a corporation organized and existing according to the laws of the Republic of Nicaragua, domicile in Managua Nicaragua, in this act represented by its General Manager with faculties of Authorized Mr. Jorge Gutierrez, married, industrial engineer, neighboring of Managua, Nicaragua, (on referred like the SELECTRON),



BY  THE  OTHER  PART



CONSIDERING



First: ATEL is a corporation dedicated to the research and development of cellular broadband vide phones, WLAN Access Point, PCMCIA Cards and other related products.



Second: SELECTRON is corporation dedicated to the assembly of micro electronic products and telecommunication equipment.



Third: ATEL desires that SELECTRON manufacture and assemble ATEL products, therefore ATEL executes this contract in which SELECTRON leases the machinery and property of the ATEL.


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THEREFORE



The ATEL AND SELECTRON have agreed in executing the present Contract Manufacturing & Leasing Agreement that be governed for the following stipulations:



CLAUSE  1.  Objective.-



ATEL in this Contract Manufacturing & Leasing Agreement gives the option to purchase to SELECTRON the following machinery valued at of US$3,374,665.00 dollar:



A. Injection Molding Machinery.- SELECTRON will provide all the necessary machinery, related auxiliary equipment and personal for the plastics injection molding process. B. Surface Assembly Machinery.- SELECTRON will provide all the necessary machinery, related auxiliary equipment for manufacture of electronic circuit boards and personal. C. Automatic Final Assembly and Testing Line. SELECTRON will provide all the necessary machinery, related auxiliary equipment and personal for the production of its products, together with the support of the test and AQL personal.



CLAUSE  2.  Time  limit.-



The duration of the present contract is 5 (five years) from the date of execution, the term of this contract can be extended if both parts agree, or until SELECTRON in the event decide to exercise the purchase option on the machinery of this contract and has paid in full the total for the machinery.



CLAUSE  3.  Quota.-


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A.  SELECTRON  will pay to ATEL once SELECTRON initiates the  production process for ATEL, a monthly fee of US$ 10,000.00 ten thousand dollar. B. The SELECTRON monthly fee will be deducted from invoices for manufacturing services from SELECTRON to ATEL accordingly to the production of assembled goods carried out by SELECTRON to ATEL, through a credit to the invoice submitted by SELECTRON to ATEL for it is assembly of it products with the following discounts to be applied on each product:



Broadband real time cellular phone  US$ 2.00 Each Unit.
WLAN  Access  Point                 US$ 1.00 Each Unit.
PCMCIA  Card                        US$ 1.00 Each Unit.



C. The payment or credit on each unit is in US dollars and can be paid in cash, currency of the United States of North America.



CLAUSE  4.  Form  of  Payment.-



A. SELECTRON will pay the leasing fee established by the price established in clause 3B, carrying a credit to ATEL for future invoices submitted for the assembly of the goods to ATEL from SELECTRON. If the leasing fees are not paid or credited in the commercial invoice from SELECTRON to ATEL or payment via bank wire transfer in a time limit of 60 days, SELECTRON will incur an late interests fee of one and one half percent (1.5%) for months. Said interest are calculated from the date of expiration of the time limit to pay and the date of effective payment of the fee via cash or credit. B. All the payments or credits should be made with a copy to the offices of both parties indicating when the payment was made.





CLAUSE  5.  Obligations  of  the  SELECTRON.-



A.     To  give  adequate  periodic  maintenance  to  the  machinery.
B.     To  punctually  make  the  payment  or  credits  to  ATEL.


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CLAUSE  6.  Breach.-



If SELECTRON does not comply with the payment or credit to ATEL established in clause 4(a) established in this agreement, ATEL can:



A. Terminate this contract with a 90 days notice (ninety days) from the date of the expiration of the payment or credit on the part of SELECTRON, and to withdraw the personnel and machinery leased without responsibility for ATEL. B. ATEL can give for terminated, without responsibility for SELCTRON, the contract manufacture agreement between SELECTRON and ATEL. C. To take any other legal action.



CLAUSE  7.  Entirety  of  the  Contract.-



The present contract contains the totality of the agreements among the parties, and includes all the discussions and prior agreements carried out among them in relation to the agreement. Any modification or extension of the present contract should be agree in writing and with the consent of both parts.



CLAUSE  8.  Notifications.-



Any notification or delivery of documents required or authorized between the parties, should be delivered in writing to the principal offices below:



ATEL: United States of North America, ATEL, INC., 5979 NW 151 St. Miami Lakes, Florida. 33014.



SELECTRON: Central America facility, Kl. 13 new highway to Leon, Managua Nicaragua.


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CLAUSE  9.  Validation.-



Both parties are able to validate this contract before a Notary Public, and/or to authenticate its dates and parties, without the obligation to notify the other party or to require its presence. The party that requests this validation or authentication should bear the corresponding expenses and fees.





IN FAITH OF WHICH, we sign the present contract in the city of Miami July 22, the year 2002.





/s/  Carlos  H.  Mendoza
------------------------------------------
American Telecom Industries ATEL S.A.,




/s/  Jorge  Gutierrez
------------------------------------------
SELECTRON,  SA.


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